Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$7,341,340
Unrealized Gain (Loss) on Market Value of Commodity Futures	4,925,740
Dividend Income	2,046
Interest Income	3,852
ETF Transaction Fees	1,050
Total Income (Loss)	$12,274,028

Expenses
General Partner Management Fees	$72,614
Professional Fees	15,688
Brokerage Commissions	1,926
Directors' Fees and insurance	4,388
NYMEX License Fee	1,815
SEC & FINRA Registration Expense	12,450
Total Expenses	$108,881
Net Income (Loss)	$12,165,147

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/21	$149,586,855
Withdrawals (550,000 Shares)	(14,042,136)
Net Income (Loss)	12,165,147

Net Asset Value End of Month	$147,709,866
Net Asset Value Per Share (5,450,000 Shares)	$27.10

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596